EXHIBIT 99.1
News Release

National City Corporation Investors Jill Hennessey (216) 222-9253	MAF Bancorp, Inc. Investors Jerry A. Weberling (630) 887-5999
Michael J. Janssen (630) 986-7544
Media Kristen Baird Adams (216) 346-6803	Media Allen H. Koranda (630) 887-5800

NATIONAL CITY AND MAF BANCORP ANNOUNCE DEFINITIVE AGREEMENT FOR
NATIONAL CITY TO ACQUIRE MAF BANCORP

CLEVELAND - May 1, 2007 - National City Corporation (NYSE: NCC) and MAF Bancorp Inc. (NASDAQ: MAFB) today announced that they have reached a definitive agreement for National City to acquire MAF Bancorp, headquartered in Clarendon Hills, Illinois.

MAF has $11.1 billion in total assets and is the holding company for MidAmerica Bank, which operates 82 branches throughout Chicago and Milwaukee and surrounding areas. MidAmerica Bank is the 11th largest banking institution in the Chicago market with $5.7 billion in deposits and 58 branches. Upon completion of this transaction, National City will have 126 branches in the Chicago market and deposits of more than $10 billion, making it the fourth largest bank in that market. The transaction also marks National City’s entrance into Wisconsin. With 24 branches and $1.3 billion in deposits in Milwaukee, MidAmerica currently is the fifth largest bank in that market, providing a strong platform for future growth.

“The acquisition of MidAmerica Bank aligns perfectly with the strategy we have articulated over the last several years. It accelerates our expansion in the attractive growth market of Chicago and provides us the opportunity to serve customers in Milwaukee for the first time,” said National City Chairman and Chief Executive Officer David A. Daberko. “MidAmerica is a well-run institution with an exceptional branch network and a culture of superior customer service. We look forward to leveraging these strengths as we merge our franchises.”

“This partnership will be good for our customers, shareholders, employees and communities,” said Allen H. Koranda, MAF Bancorp Chairman and CEO. “Joining forces with National City will greatly enhance our product and service offerings and significantly expand our delivery channels. Our customers will benefit from National City’s full suite of products and services, including expanded corporate banking, wealth management and mortgage banking services and greatly enhanced consumer and small business products and services, including credit card, online banking and bill pay services and an industry leading customer rewards program, points from National City.”

Following completion of the transaction, MidAmerica customers will have access to a far more extensive banking network, including more than 1,400 branches and nearly 2,200 ATMs in Ohio, Florida, Illinois, Indiana, Kentucky, Michigan, Missouri and Pennsylvania. In Chicago and Milwaukee, that will include 126 and 24 branches, respectively, and 191 ATMs. Further, MidAmerica customers will have the opportunity to use any non-National City ATM without incurring National City fees, contingent upon enrollment in a checking account with a form of monthly automatic account activity.

“MidAmerica Bank is proud to partner with a company that shares our commitment to superior customer attention and to supporting the communities we serve,” said Mr. Koranda, who upon close of the transaction will serve as a member of the Board of Directors of National City.

Under the terms of the agreement, MAF Bancorp stockholders will receive a fixed price of $56 per share, subject to certain adjustments, payable in National City common stock in a tax-free exchange. The exchange ratio will be based on the average closing price of National City common stock for the 20 trading days immediately preceding Federal Reserve Board approval of the transaction. The transaction has a total indicated value of approximately $1.9 billion. Subject to regulatory and MAF stockholder approvals, the transaction is expected to close in the fourth quarter of 2007.

Keefe, Bruyette & Woods, Inc. served as financial advisor to MAF. Vedder, Price, Kaufman & Kammholz, P.C. acted as legal counsel.

National City will host a conference call at 9:30 a.m. Eastern Time today, May 1, 2007, to discuss the proposed acquisition of MAF Bancorp. Interested parties may access the conference call by dialing 1-866-861-5393. The call will be open to the public with both media and individual investors invited to participate in a listen-only mode. Participants are encouraged to call in 15 minutes prior to the call in order to register for the event. The conference call will also be accessible via the National City’s Web site, www.nationalcity.com/investorrelations, along with the accompanying slide presentation.

A replay of the conference call will be available from 1 p.m. Eastern Time on May 1, 2007, until midnight Eastern Time on May 8, 2007. The replay will be accessible by calling 1-800-475-6701 (International) (320) 365-3844 Access Code: 872417 or via the company’s Web site.

This document shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy an securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the United States Securities and Exchange Commission (SEC). Stockholders are encouraged to read the registration statement, including the final proxy statement/prospectus that will be a part of the registration statement, because it will contain important information about the proposed transaction. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about National City Corporation and MAF Bancorp, Inc., without charge, at the SEC’s Web site, http://www.sec.gov, and the companies’ respective Web sites, www.nationalcity.com and www.mafbancorp.com. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to National City Corporation at 1900 East Ninth Street, Locator 2229, Cleveland, OH 44114 Attention: Investor Relations, 1-800-622-4204, or to MAF Bancorp, Inc. at 55th Street and Holmes Avenue, Clarendon Hills, Illinois 60514 Attention: Investor Relations, 1-630-325-7300.

The respective directors and executive officers of National City and MAF Bancorp and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding National City’s directors and executive officers is available in its proxy statement filed with the SEC on March 7, 2007, and information regarding MAF Bancorp directors and executive officers is available in its amendment to Form 10-K-A filed with the SEC on April 30, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of MAF Bancorp’s stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the anticipated cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with clients, employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the U.S. and internationally. Additional factors that could cause National City and MAF Bancorp results to differ materially from those described in the forward-looking statements can be found in the 2007 Quarterly Reports on Form 10-Q, as they are filed, and the 2006 Annual Reports on Form 10-K of National City and MAF Bancorp, as amended, filed with the SEC. Copies of these filings are available at no cost on the SEC’s Web site, www.sec.gov, and on the companies’ respective Web sites, www.nationalcity.com and www.mafbancorp.com. Either company’s management may elect to update forward-looking statements at some future point; however, they specifically disclaim any obligation to do so.

About National City
National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation's largest financial holding companies. The company operates through an extensive banking network primarily in Ohio, Florida, Illinois, Indiana, Kentucky, Michigan, Missouri and Pennsylvania, and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, mortgage financing and servicing, consumer finance and asset management.

About MAF Bancorp, Inc.
MAF Bancorp (NASDAQ: MAFB) is the parent company of MidAmerica Bank, a federally chartered stock savings bank. The Bank currently operates a network of 82 retail banking offices throughout Chicago and Milwaukee and the surrounding areas.

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